UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 12, 2009

JAMES RIVER COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL AGREEMENT

On November 12, 2009, James River Coal Company (the “Company”) entered into the Fourth Amendment (the “Fourth Amendment”) to its Revolving Credit Agreement dated as of February 26, 2007 by and among the Company, certain of its subsidiaries, the Lenders thereto, and General Electric Capital Corporation, as Co-Lead Arranger, Administrative Agent and Collateral Agent, with Morgan Stanley Senior Funding, Inc., having acted as Co-Lead Arranger, as amended from time to time (the “Revolving Credit Agreement”).

The Fourth Amendment modifies certain existing covenants under the Revolving Credit Agreement to, among other things, permit the issuance and sale of convertible senior notes of the Company (the “Convertible Debt”), subject to certain terms and conditions, in an aggregate principal amount not to exceed $175,000,000 at any time and the issuance of shares of common stock of the Company upon conversion of the Convertible Debt.  The Fourth Amendment restricts the ability of the Company to voluntarily prepay, repurchase, redeem, defease, effect any settlement or make any other payment, in each case, in cash in respect of the Convertible Debt (other than payments of cash, not to exceed $2,000,000 during the term of the Revolving Credit Agreement, in lieu of the issuance of any fractional shares) unless the Company is able to demonstrate that it will have availability under the Revolving Credit Agreement in excess of $20,000,000 for the ninety (90) consecutive day period following such payment event.  In addition, the Fourth Amendment provides that there shall be no scheduled amortization or mandatory prepayments in cash (including, without limitation, any full or partial mandatory prepayments in cash in connection with any conversion or other settlement of the Convertible Debt) or mandatory repayments in cash (including, without limitation, any full or partial mandatory repayments in cash in connection with any conversion or other settlement of the Convertible Debt) of the Convertible Debt prior to December 1, 2014 (other than payments of cash, not to exceed $2,000,000 during the term of the Revolving Credit Agreement, in lieu of the issuance of any fractional shares).

The Fourth Amendment also permits the Company’s existing letter of credit facility (the “Letter of Credit Facility”) with an aggregate face amount of up to $60,000,000 to remain outstanding after the issuance of the Convertible Debt and permits the Company to secure the existing letters of credit under the Letter of Credit Facility (the “Letters of Credit”) by cash collateral in an amount equal to 105% of the aggregate amount available to be drawn under the Letter of Credit Facility.  The Fourth Amendment also excludes the Letters of Credit from the calculation of “Senior Funded Indebtedness.”

The description of the Fourth Amendment set forth above is qualified by reference to the Fourth Amendment filed herewith as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

Exhibit No.	Description

10.1
Fourth Amendment to Revolving Credit Agreement by and among the Company, certain of its subsidiaries, the Lenders thereto, and General Electric Capital Corporation, as Co-Lead Arranger, Administrative Agent and Collateral Agent, with Morgan Stanley Senior Funding, Inc., having acted as Co-Lead Arranger, dated as of November 12, 2009

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY (Registrant) By: /s/ Samuel M. Hopkins II Samuel M. Hopkins II Vice President and Chief Accounting Officer

Date:  November 18, 2009